Exhibit (21)
COOPER TIRE & RUBBER COMPANY
SUBSIDIARIES & AFFILIATES
As Of December 31, 2020

Cooper Tire & Rubber Company (Parent) (Delaware)
    Cooper International Holding Corporation (Delaware)
        Cooper International Rubber, Limited (Jamaica) (Inactive)
Cooper Tire & Rubber Company de Mexico S.A. de CV (Mexico) (98.62% - see below for additional 1.38% for a total of 100%)
Cooper Tire & Rubber Company Brazil Ltda. (Brazil) (90.00% - see below for additional 10.00% for a total of 100%)
Corporación de Occidente SA de CV (Mexico) (58.43% – see below for additional 41.57% for a total of 100%)
Inversionistas del Bajío SA de CV (Mexico)
            Corporación de Occidente SA de CV (Mexico) (41.57% - see above for additional 58.43% for a total of 100%)
        Cooper Latin America Services, SRL de CV (Mexico)
        Cooper de Mexico Servicios Adminstrativos, SRL de CV (Mexico)
        Cooper Tire & Rubber Company Columbia S.A.S. (Columbia)
Cooper Receivables LLC (Delaware)
Cooper Tire Holding Company (Ohio)
Cooper Tire & Rubber Company de Mexico S.A. de CV (Mexico) (1.38% - see above for additional 98.62% for a total of 100%)
        Qingdao Ge Rui Da Rubber Co., Ltd. (PRC) (5%-see below for additional 60% for a total of 65%)
        Cooper Tire & Rubber Company Brazil Ltda. (Brazil) (10.00% - see above for additional 10.00% for a total of 100%)
    Cooper Tire International Trading Company (Cayman Islands)
    Registered Purchasing Branch Office (Singapore)
Cooper Tire & Rubber International Trading Limited (Cayman Islands)
Cooper Tire & Rubber Company (Barbados) Ltd. (Barbados)
        Cooper Global Holding Co., Ltd. (Barbados) (25% - see below for additional 75% for a total of 100%)
            Cooper (Kunshan) Tire Co., Ltd. (PRC)
Cooper Tire (China) Investment Co., Ltd. (PRC)
        Cooper Tire Asia-Pacific (Shanghai) Trading Co., Ltd. (PRC)
        Qingdao Ge Rui Da Rubber Co., Ltd. (PRC) (60%-see above for additional 5% for a total of 65%)
Nanjing Huizhongyi Cyber Technology Co., Ltd. (20%)
Cooper Global Holding Co., Ltd. (Barbados) (75% - see above for additional 25% for a total of 100%)
    Cooper Tire & Rubber Foundation (Ohio)
Cooper Tyre & Rubber Company UK Limited (England)
Cooper Tire & Rubber Company Deutschland GmbH (Germany)
Cooper Tire & Rubber Company Slovakia s.r.o. (Slovakia)
Cooper Tire & Rubber Company Espana S.L. (Spain)
Cooper Tire & Rubber Company Europe Ltd. (England)
Cooper Tire & Rubber Company France Sarl (France)
        Cooper Tire & Rubber Company International Development Limited (England)
Cooper Tire & Rubber Company Italia S.r.l. (Italy)
Cooper Tire & Rubber Company Suisse SA (Switzerland)
    Cooper Tire & Rubber Holding B.V. (The Netherlands)
        Cooper Tire & Rubber Company Serbia d.o.o. (Serbia)
        Cooper Tire & Rubber Holding Netherlands 1 B.V. (The Netherlands)
        Cooper Tire & Rubber Holding Netherlands 2 B.V. (The Netherlands)
    CTBX Company (Ohio)
        Registered Branch Office (Chile)
CTTG Inc. (Ohio)
Master Assurance & Indemnity Ltd. (Bermuda)
Cooper Tire & Rubber Company Canada Ltd. (Canada)
Max-Trac Tire Co., Inc. (Ohio)
    Mickey Thompson Performance Racing Inc. (Ohio)
MHPP Inc. (Ohio) (Inactive)
Cooper Tire Foundation, Inc. (Delaware)
Ridge Property NC, LLC (Delaware)
Cooper Tire & Rubber Company Vietnam Holding, LLC (Delaware)
        ACTR Company Limited (Vietnam) (35%)